                                                                    EXHIBIT 10.1

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      CERTAIN PORTIONS OF THIS AGREEMENT, FOR WHICH CONFIDENTIAL TREATMENT
         HAS BEEN REQUESTED, HAVE BEEN OMITTED AND FILED SEPARATELY WITH
     THE SECURITIES AND EXCHANGE COMMISSION. SECTIONS OF THE AGREEMENT WHERE
          PORTIONS HAVE BEEN OMITTED HAVE BEEN IDENTIFIED IN THE TEXT.
--------------------------------------------------------------------------------

                               FRAMEWORK AGREEMENT

The following Framework Agreement has been entered into on 15 March 2001 between

(1) Telia AB (publ), company registration number 556103-4249, hereinafter referred to as Telia, and Telia Mobile AB, company registration number 556025-7932, hereinafter referred to as Mobile, of the one part and

(2) NetCom AB (publ), company registration number 556410-8917, hereinafter referred to as NetCom, and Tele2 AB, company registration number 556267-5164, hereinafter referred to as Tele2, of the other part.


1.       BACKGROUND

Following an application procedure at the Swedish National Post and Telecom Agency, Tele2 has been awarded one of four UMTS licences. Telia applied for such a licence but was not granted one. Telia has appealed against this decision.

Both Telia and Tele2 intend to provide UMTS services. The Parties have decided to cooperate in Sweden on the development of a UMTS network and use jointly the Licence awarded to Tele2.

The Parties are of the opinion that they stand to gain considerably from pooling their resources on a long-term basis with a view to developing a UMTS network in Sweden together in accordance with the terms and conditions of the Licence.


2.       THE COOPERATION BETWEEN THE PARTIES

The Parties are to cooperate through a jointly owned Swedish limited liability company, the Network Company, as set out in greater detail in this Framework Agreement and in the Agreements. Each Party is to hold 50% of the shares in the Network Company. The ownership of these shares is governed by the terms of a separate Shareholder Agreement.

The Licence is to be transferred to the Licence Company free of charge as set out in this Framework Agreement and in the Agreements, after [CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]. The transfer of the Licence is to take place in such a way that it is first transferred to the Licence Company, which will initially be owned as set out in the Shareholder Agreement. The Network Company and the Licence Company are to provide the Parties with network capacity in accordance with the agreements appended to this Framework Agreement.

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The Network Company is to be financed by the Parties equally as set out in the
Shareholder Agreement. In addition, each Party is to grant the Network Company the right to use specific existing infrastructure as set out in the Collocation Agreements and Transmission Agreements. The Network Company is to implement the development of the Network. The Network Company has contracted out the planning and construction of the Network to the respective Parties in accordance with the Implementation Agreements. All work carried out by the Parties for the Network Company within the framework of the cooperation between the Parties is to be undertaken on market terms.

The Network Company is to conduct its affairs in a businesslike manner and apply market terms when setting prices. The Network Company's return targets are set out in the Shareholder Agreement.

The cooperation between the Parties through the Network Company is to be limited to the ownership, operation and maintenance of the Network and the provision of network capacity. The cooperation between the Parties is limited to the above so that the Parties will be able to continue to compete freely as independent competitors in the future.

This Framework Agreement, the Shareholder Agreement and the Other Agreements are to govern the cooperation between the Parties.


3.       DEFINITIONS

The terms below are to have the following definitions in this Framework Agreement, the Shareholder Agreement and the Other Agreements unless otherwise specified:

Agreements:                                The Shareholder Agreement and the
                                           Other Agreements

Appendices:                                The appendices to this Framework
                                           Agreement and the Agreements

Base Network:                              The UMTS network that Tele2 has
                                           undertaken to build under the Licence
                                           and which the Partners have
                                           undertaken to build in accordance
                                           with the Business Plan, and which
                                           includes buildings, towers/masts,
                                           radio links, cables, fibres, contacts
                                           and so on for the functionality of
                                           the requisite equipment

Business Plan:                             The business plan, financing plan and
                                           technical plan for the Network
                                           Company as set out in an Appendix to
                                           the Shareholder Agreement

Capacity Provision Agreements:             The agreements under which the
                                           Network Company agrees on the
                                           Provision of Capacity

Credit Agreements:                         The agreements on credit which the
                                           Network Company is to enter into in
                                           order to finance the Implementation
                                           of the Base Network, including
                                           supplier credits

Equity-related Instruments:                Shares, convertible debentures,
                                           debentures with attached warrants,
                                           participating debentures and other
                                           such instruments issued by the
                                           Network Company

Implementation:                            The network planning and building of
                                           the Base Network or the Network in
                                           general



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Licence Company:                           AB Grundstenen 91586, company
                                           registration number 556606-7772

Licence: The UMTS licence granted to Tele2 and the Terms and Conditions of the Licence in respect of Tele2's licence

Network Company:                           AB Grundstenen 91575, company
                                           registration number 556606-7796

Network:                                   The Base Network and extensions
                                           thereto

Other Agreements:                          The agreements set out in section 4
                                           below

Parties:                                   Each individual Party to the
                                           Framework Agreement

Party:                                     Telia and Mobile of the one part and
                                           NetCom and Tele2 of the other part

Provision of Capacity:                     The provision of capacity in the
                                           Network

PTS:                                       The Swedish National Post and Telecom
                                           Agency

Shareholder Agreement:                     The Shareholder Agreement attached as
                                           Appendix A

Subsidiaries:                              Companies that are controlled through
                                           direct or indirect ownership that
                                           results in more than 50% of the
                                           voting rights in the company in
                                           question

Terms and Conditions of the                The licence terms and conditions that
                                           PTS

Licence:                                   will announce in respect of the
                                           Licence

UMTS:                                      Universal Mobile Telecommunication
                                           System


4.       THE OTHER AGREEMENTS

This Framework Agreement is being entered into at the same time as the Other Agreements, namely:

          a. the Capacity Provision Agreements between the Network Company and Mobile and between the Network Company and Tele2, Appendix B

          b. the Operation Agreements between the Network Company and Mobile and between the Network Company and Tele2, Appendix C

          c. the Implementation Agreements (construction contract and network planning services) between the Network Company and Mobile and between the Network Company and Tele2, Appendix D

          d. the Collocation Agreements between the Network Company and Mobile and between the Network Company and Tele2, Appendix E

          e.   the Interconnection Agreement between Tele2 and Mobile, Appendix
               F

          f. the Transmission Agreements between the Network Company and Telia AB/Skanova AB and between the Network Company and Tele2, Appendix G

          g. the Cooperation Agreement between the Licence Company and the Network Company, Appendix H



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          h.   the Transfer Agreement (Shares) between the Network Company and
               Tele2, Appendix I

          i. the Transfer Agreement (Licence) between Tele2 and the Licence Company, Appendix J

          j. the Network Planning Services Agreements between the Network Company and Tele2 and between the Network Company and Mobile, Appendix K


5.       MATTERS OF COMPETITION LAW

The Parties are to notify the Swedish Competition Authority jointly of the cooperation between the Parties in accordance with this Framework Agreement and certain of the Agreements as soon as possible after entering into this Framework Agreement, requesting either confirmation of non-intervention or individual exemption from the rules prohibiting anti-competitive alliances. The Parties agree to give this matter top priority and to handle the matter in such a way that no time is wasted.


6.       PERIOD OF AGREEMENT AND EARLY TERMINATION

This Framework Agreement enters into force upon it being signed by the Parties and applies until 31 December 2015 or for the life of the Licence in the event that the Licence continues to apply after this date on account of its extension or otherwise. Thereafter this Framework Agreement will continue to apply until terminated.

In the event that either Party requests that the Licence be extended, the Parties are to ensure that the Licence is extended if possible.

This Framework Agreement may be terminated no earlier than 31 December 2015 or upon the expiry of the Licence in the event that the Licence expires after this date on account of its extension or otherwise, subject to a notice period of two years. Such notice of termination must always be given in writing to be valid.

The Shareholder Agreement and the Other Agreements are to apply for the same period and be subject to the same notice period as set out above here in section 6 unless otherwise specified in these agreements.

Notwithstanding the above, either Party is entitled to give notice of early termination of this Framework Agreement and the Agreements in the event that winding-up proceedings are instituted against the other Party pursuant to a final judgement under law or in the event that winding-up proceedings are instituted against the Network Company pursuant to a final judgement under law, provided that such proceedings have not been caused by breach of agreement on the part of the Party giving notice of termination.

This Framework Agreement may not be terminated early, rescinded or nullified unless expressly specified otherwise.




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7.       PLEDGING OF SECURITY

Tele2 is to ensure that the shares in the Licence Company are pledged as security for the rights enjoyed by the Network Company in accordance with the Cooperation Agreement as soon as possible after the entry into force of this Framework Agreement. This security must always be subordinate and in all respects come after any liens and other security pledged in favour of the Network Company's creditors. In the event that the pledging of these shares as security significantly impairs the Network Company's financing options or the terms and conditions of these options, the Network Company is to take back this security where this is not unreasonable.


8. BREACH OF THIS FRAMEWORK AGREEMENT, THE SHAREHOLDER AGREEMENT AND THE OTHER AGREEMENTS

8.1 The provisions set out here in section 8 are to apply to this Framework Agreement and the Shareholder Agreement and to the Other Agreements where specified. In this respect each Party is liable for those of its Subsidiaries which are parties to certain of these Other Agreements.

8.2 In the event of a breach of this Framework Agreement, the Shareholder Agreement or the Other Agreements, the Party in breach is always to be entitled to a period of 45 days from the receipt of a written request for remedial action in which to remedy the breach, unless a longer period is specified.

8.3 In the event of a breach of this Framework Agreement, the Shareholder Agreement or the Other Agreements in the form of late payment, penalty interest will be payable as set out in law.

8.4 The Parties are making various financing commitments in respect of the Base Network in accordance with this Framework Agreement, the Shareholder Agreement and the Capacity Provision Agreement. These financing commitments in respect of the Base Network are namely that each Party is

         (a) to pay capital of up to SEK 500,000,000 into the Network Company in accordance with the Business Plan,

         (b) to pay fixed charges in accordance with the Capacity Provision Agreement between the Network Company and the Party in question, and

         (c) to provide guarantees in proportion to its shareholding and within the limits agreed in the Business Plan for external borrowing to fund the development of the Base Network.

         In the event that either Party is in breach of the financing commitments set out in (a) to (c) above and so is late in effecting payment of an amount that has fallen due or in providing the agreed guarantees (hereinafter referred to as the Amount Due), the following provisions are to apply:



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

         (i) The Party not in breach is to be entitled to pay or guarantee the Amount Due to the Network Company and then claim this amount plus interest from the Party in breach or demand that the Party in breach provide the guarantees that the Party not in breach has provided on behalf of the Party in breach. Thereby the Party not in breach is entitled only to make the same financing commitments to the Network Company as the Party in breach should have done, in other words pay the amounts set out in (a) and (b) above or provide the guarantees set out in
                  (c) above. The Party in breach's status as creditor will not be affected.

                  In the event that the Party not in breach effects the payment set out in (a) above on behalf of the Party in breach and so receives shares in the Network Company, the Party in breach is to be entitled to acquire these shares from the Party not in breach in return for cash payment of an amount corresponding to the amount paid by the Party not in breach for the shares plus interest. In order not to forfeit this right, the Party in breach must effect payment in accordance with this paragraph within six months of the Party not in breach acquiring the shares.

         (ii) In the event that the Amount Due that the Party in breach is to pay or guarantee to the Network Company exceeds a total of SEK 300,000,000 and the Party in breach does not remedy the delay in payment within three months of a written request referring to this provision, the Party not in breach is to be entitled to nominate the chairman of the board for the duration of the breach, and the chairman is then to have a casting vote for the duration of the breach.

         (iii) In the event that the Amount Due that the Party in breach is to pay or guarantee to the Network Company exceeds a total of SEK 750,000,000 and the Party in breach does not remedy the delay in payment within three months of a written request referring to this provision, the Party not in breach is to be entitled to subscribe for additional shares in a new issue of shares in the Network Company at a price equivalent to the shares' realisable value. This value is to be based on the value that can be obtained through the sale of all shares in the Network Company but may not be less than their par value (any shareholder contributions made by a Party, whether conditional or not, are to be treated in this valuation as a liability in the Network Company's balance sheet). The number of shares that the Party not in breach is entitled to subscribe for in such a new issue is to be such that the number of shares subscribed for multiplied by the subscription price corresponds to the Amount Due. In the event that the Party in breach's holding of shares in the Network Company following such a new issue falls below 25% of the shares in the company, the Party in breach is to be entitled to sell its remaining shares to the Party not in breach and the Party not in breach is to be entitled to purchase the remaining shares from the Party in breach, in both cases at a price corresponding to the realisable value of the shares as set out above. In the event of such a purchase of the remaining shares, the Party not in breach is entitled when effecting payment to offset its claim for redress from the Party in breach against the purchase price. Following such an acquisition through the transfer of shares in the Network Company, the Party not in breach is also to assume the Party in breach's liability under guarantees provided to the Network Company's external creditors.

                  In the event of a dispute over the value of the shares as set out in the previous paragraph, the following valuation procedure is to be applied. Valuations of the shares are to be obtained from experts. Each Party will appoint one expert. Each expert is to be an internationally recognised auditing firm or investment bank. In the event that the two experts are unable to reach agreement, they are to appoint a third expert with the same qualifications as the first two. Should they be unable to agree on the choice of a third expert, the third expert is to be chosen from the names put forward by each Party by the drawing of lots.

                  The shares are to be valued by the three experts independently at their realisable value as set out in the first paragraph above based on all shares in the Network Company being offered for sale. The purchase price is to correspond to the average of the third expert's valuation and the closest of the other two valuations.

                  The cost of such a valuation is to be split equally (50/50) between the Parties. The valuations are to be completed within 90 days of the valuation procedure being invoked.

                  The Party in breach is always to be entitled to have a Capacity Provision Agreement with the Network Company or another relevant party on market terms.

                  In the event that either Party has difficulty fulfilling its financing commitments, the Parties agree first to engage in negotiations with a view to identifying solutions that are constructive for both the Network Company and the Parties in order to ensure that the Base Network can be built and brought into operation.

8.5 In the event of either Party breaching this Framework Agreement, the Shareholder Agreement or the Other Agreements in any other way, specific performance orders and claims for damages are to be the sole forms of redress unless otherwise specified here in section 8.

8.6 In the event of either Party breaching the Implementation Agreements, the Operation Agreements, the Collocation Agreements or the Transmission Agreements, the rules set out in the agreement in question are to apply, including the right for the Network Company to rescind the agreement in the event of fundamental breach, if the breach is not remedied within three months of a written request referring to this provision.

8.7 With respect to the Capacity Provision Agreements entered into between the Network Company and each Party, the Network Company's right to rescind the agreement is to apply only if the breach relates to an amount in excess of SEK 750,000,000


                                      -7-
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         and has lasted for more than 12 months. However, the Network Company is to be entitled to suspend the provision of capacity on the Network for as long as the Party in question is late in paying charges totalling more than SEK 400,000,000 for a period of more than three months or charges totalling more than SEK 200,000,000 for a period of more than six months.

8.8 A Party is not entitled to terminate early, rescind or nullify agreements between that Party or that Party's Subsidiaries and the Network Company unless expressly specified otherwise.


9.       CONSEQUENCES OF THE DISCHARGE OF THIS FRAMEWORK AGREEMENT

The discharge of this Framework Agreement will not mean that the Shareholder Agreement or the Other Agreements are discharged. The Shareholder Agreement and the Other Agreements will be discharged as set out in the relevant provisions applying to these agreements.


10.      CONFIDENTIALITY

The content of this Framework Agreement and the Agreements may not be disclosed to third parties without the express consent of the Parties.

The Parties undertake not to disclose to third parties without consent any confidential information received in accordance with this Framework Agreement or the Agreements and not to use such information for any purpose other than that for which the information was received.

"Confidential information" is taken to mean any information of a technical, commercial, financial or other nature, irrespective of whether such information has been documented or not, with the exception of

(a) information that is in the public domain or comes into the public domain in any way other than through the breach of this Framework Agreement or the Agreements,

(b) information to which the Party in question was demonstrably already justly party prior to receiving this information from the other Party, and

(c) information that the Party in question has received or will receive from a third party without being bound by a duty of confidentiality to this third party.

However, in the case referred to under (c) above, the Party receiving the information is not entitled to disclose to others that the same information has also been received in accordance with this Framework Agreement or the Agreements.



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The provisions set out above here in section 10 will not apply where otherwise required by law, ordinance, official order or the Parties' disclosure obligations in respect of Swedish or foreign stock markets.


11.      ROAMING AGREEMENTS ETC

11.1 The Parties agree that it is not the Network Company but the Parties that are to enter into agreements with third parties on the provision of international roaming, national roaming and service provider services relating to the Network. Should this agreement between the Parties fail to function in practice on account of technical implications, the Parties are to establish an alternative solution that in all material respects impacts neutrally on the Parties relative to this main alternative.

11.2 In the event that the equivalent of today's MOU membership for the GSM network is introduced for the UMTS network, both Telia/Mobile and Tele2 are to be entitled to such membership so as to ensure that both Parties can enjoy the rights associated with such membership. Should it prove impossible for Telia/Mobile to obtain such membership, the Parties are to take the steps necessary to ensure that Telia/Mobile can still enjoy equivalent rights.


12.      FRAMEWORK AGREEMENTS WITH SUPPLIERS

The Parties agree that the Network Company is to enter into framework agreements with one or more suppliers on the delivery of major network components and that orders for these network components for the Base Network are to be placed by the Network Company. Here in section 12 "major network components" is taken to mean antennae, towers/masts, radio links, cables, fibres, contacts and UTRAN equipment as well as the requisite number of nodes in the core network (eg SGSN and MSC).


13.      AMENDMENTS AND SUPPLEMENTS

Amendments and supplements to this Framework Agreement or the Agreements are binding on the Parties only when documented in writing and signed by authorised representatives of the Parties.


14.      GROUP COMPANIES

Telia and NetCom are responsible for ensuring that all companies in the Telia group and the NetCom group respectively observe the provisions of this Framework Agreement and the Agreements. This will continue to apply even after such a company has ceased to be a group company unless the other Party has agreed otherwise in writing.


15.      ASSIGNMENT OF RIGHTS AND OBLIGATIONS

No Party is entitled to assign the rights and obligations set out in this Framework Agreement or the Agreements to another party without the written consent of the other Parties unless agreed otherwise.




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16.      DUTY OF LOYALTY

The Parties are loyally to promote cooperation between the Parties and the interests of the Network Company.


17.      MISCELLANEOUS

The aides-memoire of 23 December 2000 and the Agreement in Principle of 7 January 2001 herewith cease to apply.


18.      COMMUNICATIONS

All communications that are to be sent by one Party to the other Party or the Network Company in accordance with this Framework Agreement and the Agreements must be in writing and sent to the following addresses unless otherwise specified or subsequently agreed:

Chief legal adviser                      Managing director                      Managing director
Telia AB                                 Telia Mobile AB                        Tele2 AB/NetCom AB
M#ri#rbackagatan 11                      Augustendalsv 7
123 86 FARSTA                            131 86 NACKA STRAND                    164 94 KISTA
Sweden                                   Sweden                                 Sweden
Fax: +46 8 94 64 70                      Fax: +46 8 601 97 58                   Fax: +46 8 56 26 42 01

A communication is to be considered to have been received by a Party five (5) days after being sent by recorded post unless it can be demonstrated that the Party received the communication earlier. A communication sent by fax, telex, telegram or courier is to be considered to have been received by a Party on the day on which the communication is sent and a receipt is received confirming that the communication has been sent correctly, provided that the message is also sent by recorded post within five (5) days of the despatch of the communication by fax, telex, telegram or courier.


19.      GOVERNING LAW AND ARBITRATION

This Framework Agreement and the Agreements are subject to Swedish law.

Disputes over this Framework Agreement or any of the Agreements or over associated issues or relationships are to be settled by arbitration in accordance with the Swedish Arbitration Act (1999:116). The arbitration proceedings are to be held in Stockholm.Should there be two or more parties on either side of the dispute, the complainants together are to appoint one arbitrator and the defendants together are to appoint one arbitrator. An arbitrator may be appointed by the Stockholm City Court at the request of a party in such a dispute if

(a)      the complainants are unable to agree on an arbitrator within thirty
         (30) days of the matter of choosing an arbitrator being raised with all of the complainants,

(b) the defendants are unable to agree on an arbitrator within thirty (30) days of the call to arbitration being received by all of the defendants.



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In the event of more than one dispute arising in connection with this Framework
Agreement or any of the Agreements, these disputes are to be settled by one and the same arbitration tribunal and in the same proceedings where considered appropriate by the arbitration tribunal.


This Framework Agreement has been prepared in quadruplicate, with each Party retaining one original.

Stockholm, 15 March 2001



TELIA AB (PUBL)                             NETCOM AB (PUBL)


TELIA MOBILE AB                             TELE2 AB


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